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                                       FORM OF

                                   DEALER AGREEMENT

                                   _________, 19__


    This Dealer Agreement (the "Agreement") is made and entered into by and among Manning & Napier Investor Services, Inc. ("MNIS"), a New York corporation having its principal business offices at 1100 Chase Square, Rochester, New York 14604, and the undersigned dealer ("Selling Dealer").

    WITNESSETH:

    WHEREAS, Manning & Napier Fund, Inc. (the "Fund"), an open-end management investment Fund registered under the Investment Fund Act of 1940, as amended (the "1940 Act"), offers units of beneficial interest ("shares") of a number of its series investment funds (each a "Series"), each with its own investment objective and strategies, and the Fund offers five classes of shares of each such Series: the Class A shares ("Class A Shares"); the Class B shares ("Class B Shares"); the Class C shares ("Class C Shares"); the Class D Shares ("Class D Shares"); and the Class E Shares ("Class E Shares");

    WHEREAS, the Fund has entered into a distribution agreement with MNIS (the "Distribution Agreement") for the distribution by MNIS of the Class A, Class B, Class C, Class D and Class E Shares;

    WHEREAS, Selling Dealer desires to agree with MNIS to sell shares in the Fund to the customers of the Selling Dealer and to pay MNIS, as principal underwriter of the Fund, amounts due in connection with orders for shares of the Fund;

    WHEREAS, MNIS and the Selling Dealer desire to provide for the payment of sales loads, commissions, distribution fees or shareholder service fees with respect to sales of each class of shares of the Fund and related shareholder services;

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and among the parties hereto as follows:

1. Definition of Terms. As used herein, the term "Prospectus" means the prospectuses and, unless the context otherwise requires, related statements of additional information (the "Statements of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of each of the respective Funds and



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    each of the respective classes of shares of the respective Funds; the term
    "Business Day" means any day on which the New York Stock Exchange is open; and the term "principal underwriter" has the definition provided in the 1940 Act.

2. Selling Dealer shall use its best efforts to sell shares of the Series that are now or hereafter available for sale to customers of Selling Dealer. Customers of Selling Dealer that purchase shares of the Series (the "Customers") are for all purposes customers of Selling Dealer and not customers of the Fund or MNIS. Selling Dealer shall be responsible for opening, approving and monitoring accounts for Customers and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving shares of the Series shall Selling Dealer have any authority to act as agent for the Fund or MNIS.

3. All orders for the purchase of Class A, Class B, Class C, Class D and Class E Shares of the Series shall be executed at the then-current net asset value per share and all orders for the redemption of Class A, Class B, Class C, Class D and Class E Shares of the Series shall be executed at the net asset value per share. The Fund will direct its transfer agent ("Transfer Agent") to withhold and pay to MNIS all contingent deferred sales charges, if any, imposed on repurchases and redemptions of the Shares upon the terms and conditions set forth in the Prospectus. The minimum initial purchase order shall be as set forth in the appropriate Prospectus. Unless otherwise mutually agreed in writing between MNIS and Selling Dealer, each transaction for shares of any class of shares of the Series shall be promptly confirmed in writing to the Customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to Selling Dealer. Selling Dealer agrees that, upon receipt of such duplicate confirmations, Selling Dealer shall examine the same and promptly notify the Transfer Agent or MNIS, as the case may be, of any errors or discrepancies that Selling Dealer discovers and shall promptly bring to the attention of the Transfer Agent or MNIS, as the case may be, any errors in such confirmations claimed by any Customers.

4. The Fund and MNIS have each reserved the right to refuse at any time or times to sell any of the Fund's shares for any reason, and the Fund and MNIS, as the case may be, have each reserved the right to refuse at any time to accept any order for purchase of shares for any reason. In ordering shares of any Fund, Selling Dealer shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. Selling Dealer agrees that Selling Dealer shall not offer or sell shares of any Series or of any class of any Series, except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell, and sales of, shares of each Series, Selling Dealer agrees to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the


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    Statement of Additional Information of the Fund and the class of shares of the Series involved.

    Selling Dealer further agrees to obtain for each Customer to whom Selling Dealer sells shares of the Series any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to provide MNIS or MNIS's designated agent with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder.

    Unless otherwise mutually agreed in writing between MNIS and Selling Dealer, MNIS shall deliver or cause to be delivered to each Customer that purchases shares of any Series through Selling Dealer copies of all annual and interim reports, proxy solicitation materials and any such other information and materials relating to such Series or class of shares of such Series and prepared by or on behalf of MNIS, the Fund, its investment adviser, investment sub-adviser, custodian, transfer agent or dividend disbursing agent for distribution to such Customer. MNIS agrees to supply Selling Dealer with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to each Series and each class of shares of each Series in reasonable quantities upon request. Selling Dealer acknowledges that any materials or information that MNIS furnishes to Selling Dealer, other than Prospectuses, annual and interim reports to shareholders and proxy solicitation materials prepared by the Fund, are the sole responsibility of MNIS and not the responsibility of the Fund.

5. Selling Dealer shall not make any representation concerning any shares of the Series or class of shares of the Series other than those contained in the Prospectus of the Fund and class of shares of the Series involved or in any promotional materials or sales literature furnished to Selling Dealer by MNIS or the Fund. Selling Dealer shall not furnish, or cause to be furnished, to any person, or display or publish, or cause to be displayed or published, any information or materials relating to any Series or class of shares of a Series (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to Selling Dealer by MNIS and such other information and materials as may be approved in writing by MNIS. Selling Dealer acknowledges that customers choosing between classes should carefully consider the fee structures of the classes in order to determine the most appropriate investment class. In accord with the NASD Rules of Fair Practice, Selling Dealer shall have reasonable grounds for believing that the recommendation of Fund shares is suitable based upon reasonable efforts to obtain appropriate suitability information from the Customer.


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6.  In determining the amount of any dealer allowance or sales commission payable to Selling Dealer hereunder, MNIS reserves the right with respect to sales of the Class A, Class B, Class C, Class D and Class E Shares to exclude any sales which MNIS reasonably determines are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Agreement. Unless, at the time of transmitting an order with respect to Class A, Class B, Class C, Class D and Class E Shares, Selling Dealer advises MNIS or the Transfer Agent to the contrary, the shares of the Series ordered will be deemed to be the total holdings of the Customer for whom the order is transmitted.

7. Each exchange of shares of the Series (the investment of the proceeds from the redemption of shares of one class of a Series in the shares of another class of shares of the same Series or the same or another class of shares of another Series) shall, where available, be made in accordance with the terms of the Prospectus.

8. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus and to instructions received by Selling Dealer from MNIS or the Transfer Agent from time to time. No conditional order will be accepted. Selling Dealer agrees that purchase orders placed by Selling Dealer will be made only for the purpose of covering purchase orders already received from Customers and that Selling Dealer will not make purchases of shares of the Series for any other securities dealer or broker. Selling Dealer shall place purchase orders from Customers with MNIS or the Transfer Agent immediately and shall not withhold the placement of such orders so as to profit Selling Dealer, provided, however, that the foregoing shall not prevent the purchase of shares of any Series by Selling Dealer for bona fide investment by Selling Dealer itself. Selling Dealer agrees that: (a) Selling Dealer shall not effect any transactions (including, without limitation, any purchases and redemptions) in any shares of the Series registered in the name of, or beneficially owned by, any Customer unless such Customer has granted Selling Dealer full right, power and authority to effect such transactions on behalf of such Customer, and (b) MNIS, the Fund, the Transfer Agent and the respective officers, directors or trustees, agents, employees and affiliates of MNIS, the Fund and each Transfer Agent (collectively, "indemnified persons") shall not be liable for, and shall be fully indemnified and held harmless by Selling Dealer from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorney's fees) that may be incurred by any indemnified person from Selling Dealer hereunder arising out of, or in connection with, (i) the execution of any transactions in shares of the Funds registered in the name of, or beneficially owned by, any Customer in reliance upon any oral or written instructions believed to be genuine by such indemnified person and to have been given by or on behalf of Selling Dealer; and (ii) the failure of Selling Dealer to comply with the terms of this Agreement. The indemnification agreement contained in this Paragraph 8 shall survive the termination of this Agreement.


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9.       (a) Selling Dealer agrees that payment for orders from Selling Dealer for the purchase of shares of the Series will be made in accordance with the terms of the Prospectus.

         (b) On or before the settlement date of each purchase order for Class A, Class B, Class C, Class D and Class E Shares, Selling Dealer shall either (i) remit to an account designated by MNIS with the Transfer Agent an amount equal to the then-current net asset value in accordance with the terms of the applicable Prospectus, or (ii) remit to an account designated by MNIS with the Transfer Agent an amount equal to the then-current net asset value of such classes of shares as determined by MNIS in accordance with the terms of the applicable Prospectus, in which case Selling Dealer's dealer allowance, if any, with respect to such purchase order, as determined by MNIS in accordance with the terms of the applicable Prospectus, shall be payable to Selling Dealer on at least a monthly basis by MNIS. If payment for any purchase order for the classes of shares of a Series of the Fund is not received in accordance with the terms of the applicable Prospectus, MNIS reserves the right, without notice, to cancel the sale and to hold Selling Dealer responsible for any loss sustained as a result thereof.


10. (a) Selling Dealer will provide shareholder servicing, such as, but not limited to, responding to Customer inquiries and providing account information. MNIS will provide personnel during normal business hours to provide information about the Fund in response to Customer inquiries.

         (b) In addition to the fees delineated above in paragraph 9(e), MNIS agrees, subject to the other terms and conditions of this Agreement, to pay Selling Dealer a service fee, and Selling Dealer agrees to accept the same as full payment therefor, accrued daily and payable quarterly at the annual rate of 0.25% of the average daily net assets of Class A, Class B, Class C, Class D and Class E Shares held by Customers. Accrual of such service fee by Selling Dealer shall commence with respect to each such classes of shares after such share is held for twelve months. Under each of the Class A, Class B, Class C, Class D and Class E Plans, the Fund is authorized to make expenditures of Fund assets for various distribution and support services. Selling Dealer understands and agrees that (i) the service fees are subject to the limitations contained in the Distribution Agreement and the Class A, Class B, Class C, Class D and Class E Plans, which may be amended or terminated at any time, and (ii) Selling Dealer's failure to provide services as agreed will render Selling Dealer ineligible to receive the service fees.

11. Selling Dealer hereby represents and warrants that: (a) Selling Dealer is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which Selling Dealer is organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and


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    approvals (if any) required for Selling Dealer's lawful execution and delivery of this Agreement and Selling Dealer's performance hereunder have been obtained; and (c) upon execution and delivery by Selling Dealer, and assuming due and valid execution and delivery by MNIS, this Agreement will constitute a valid and binding agreement, enforceable against Selling Dealer in accordance with its terms.

12. Selling Dealer further represents and warrants that Selling Dealer is a member of the NASD and, with respect to any sales in the United States, Selling Dealer agrees to abide by all of the rules and regulations of the NASD, including, without limitation, its Conduct Rules. Selling Dealer agrees to comply with all applicable federal and state laws, rules and regulations. MNIS agrees to inform Selling Dealer, upon request, as to the states in which MNIS believes the shares of the respective classes of the respective Funds have been registered or qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but shall have no obligation or responsibility to make shares of any Fund available for sale to Customers in any jurisdiction. Selling Dealer agrees to notify MNIS immediately in the event of Selling Dealer's expulsion or suspension from the NASD. Selling Dealer's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Selling Dealer's suspension from the NASD will terminate this Agreement effective immediately upon written notice of termination to Selling Dealer.

13. The names and addresses and other information concerning Customers are and shall remain Selling Dealer's sole property, and neither MNIS nor the affiliates of MNIS shall use such names, addresses or other information for any purpose except in connection with the performance of the duties and responsibilities of MNIS hereunder and except for servicing and informational mailings relating to the Series and classes of shares of the Fund. The provisions of this Paragraph 13 shall survive the termination of this Agreement.

14. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between or among any combination of MNIS and Selling Dealer. None of the parties hereto shall be, act as, or represent itself as, the agent or representative of any of the other parties hereto, nor shall any party hereto have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, any of the other parties hereto. This Agreement is not intended to, and shall not, create any rights against any party hereto by any third party solely on account of this Agreement. None of the parties hereto shall use the name of any of the other parties hereto in any manner without such other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.


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15. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal or overnight delivery or facsimile (with confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to MNIS shall be given or sent to MNIS at its office, located at 1100 Chase Square, Rochester, New York 14606; and all notices to Selling Dealer shall be given or sent to Selling Dealer at Selling Dealer's address shown below.

16. This Agreement shall become effective when accepted and signed by MNIS, and may be terminated at any time by any party hereto upon fifteen (15) days' prior written notice to the other parties hereto. To the extent permitted by law or regulation, including rules or regulations of any self-regulatory organization having jurisdiction with respect to this Agreement, this Agreement, including any schedules hereto, shall be deemed amended as provided in any written notice delivered by MNIS to the other parties hereto and otherwise may be amended only by a written instrument signed by all of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements among the parties relating to said subject matter.

17. This Agreement shall apply to all shares of the Fund that are currently outstanding or being offered and that are offered and sold in the future, including the shares of all of the Series, and of all of the classes of shares of such Series, whether such Series or classes are currently established or are established hereafter.

18. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles of conflicts of laws.


WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.



ATTEST:                                      MANNING & NAPIER INVESTOR
                                             SERVICES, INC.


                                             By:
----------------------------------------        --------------------------------
Name:                                        Name:
Title:                                       Title:


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ATTEST:                                      NAME OF SELLING DEALER:


----------------------------------------     -----------------------------------
Name:                                        (Print or Type)
Title:


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             Address:
                                                     ---------------------------

                                             -----------------------------------

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                                             Telephone Number:

                                             -----------------------------------

                                             FAX Number:

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